                                                                    Exhibit 23.1




                                     ARTHUR
                                    ANDERSEN




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports on Gerald Stevens, Inc.'s (formerly Florafax International, Inc.) supplemental consolidated financial statements and Florafax International, Inc's consolidated financial statements as of August 31, 1998 and for the year then ended, and on Gerald Stevens Retail, Inc.'s financial statements included in the Gerald Stevens, Inc.'s Form 8-K/A filed on May 17, 1999; and the financial statements of Eastern Floral & Gift Shop, Inc. and subsidiary, Arizona Wholesale Floral Co. d/b/a Cactus Flower Florists, Flower Franchising, Inc. d/b/a Royer's Flowers, J.J. Fallon Company, Inc. d/b/a Fallon's Creative Flowers, National Flora, Phoebe Floral, Inc. and A.G.A. Flowers, Inc. included in Florafax International, Inc.'s Form S-4 filed on April 12, 1999; and to all references to our Firm included in or made part of this Registration Statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Miami, Florida,
  August 25, 1999.